INDEPENDENT AUDITORS' CONSENT

E*TRADE Funds:

We consent to the incorporation by reference in this Post-Effective Amendment No. 19 to Registration Statement No. 333-66807 on Form N-1A of our report dated February 23, 2000 appearing in the Annual Reports of the E*TRADE Extended Market Index Fund as of December 31, 1999 and for the period from August 13, 1999 (commencement of operations) through December 31, 1999, E*TRADE S&P 500 Index Fund as of December 31, 1999 and for the period from February 17, 1999 (commencement of operations) through December 31, 1999, E*TRADE Bond Index Fund as of December 31, 1999 and for the period from August 13, 1999 (commencement of operations) through December 31, 1999, and E*TRADE International Index Fund as of December 31, 1999 and for the period from October 22, 1999 (commencement of operations) through December 31, 1999 and to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information, which is part of this Registration Statement.

/S/  Deloitte & Touche LLP

Los Angeles, California
April 27, 2000